CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the inclusion of our report dated May 29, 2012 on the May 14, 2012 financial statements of Huntington Strategy Shares in the Statement of Additional Information, in the Pre-Effective Amendment Number 3 to the Registration Statement (Form N-1A, No. 333-170750), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio

May 29, 2012